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                                                                    Exhibit 23.2

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 27, 2000, relating to the financial statements of Gilat Satellite Networks Ltd. ("Gilat") as of December 31, 1999 and for the two years in the period then ended included in Gilat's Annual Report on Form 20-F for the year ended December 31, 2000.

We also consent to the references to our firm under the captions "Selected Historical Financial Data" and "Experts" in such Registration Statement.



Kesselman & Kesselman
Certified Public Accountants (Isn)


/s/ Kesselman & Kesselman

October 4, 2001
Tel-Aviv, Israel